Exhibit 32.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Spring Creek Acquisition Corp. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 19, 2008	By:	/s/ James Cheng-Jee Sha
James Cheng-Jee Sha
Chief Executive Officer and Chairman
(Principal Executive Officer)

August 19, 2008	By:	/s/ William Tsu-Cheng Yu
William Tsu-Cheng Yu
Chief Financial Officer
(Principal Financial and Accounting Officer)